SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th day of August, 2007, by and among Allianz Variable Insurance Products Trust, Allianz Life Insurance Company of North America, and Allianz Life Financial Services, LLC

Funds available under the contracts
------------------------------------

AZL AIM International Equity Fund
AZL BlackRock Capital Appreciation Fund
AZL BlackRock Growth Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund
AZL Columbia Technology Fund
AZL Davis NY Venture Fund
AZL Dreyfus Founders Equity Growth Fund
AZL First Trust Target Double Play Fund
AZL Franklin Small Cap Value Fund
AZL Jennison 20/20 Focus Fund
AZL JPMorgan U.S. Equity Fund
AZL JPMorgan Large Cap Equity Fund
AZL Money Market Fund
AZL NACM International Fund
AZL OCC Opportunity Fund
AZL Oppenheimer Global Fund
AZL Oppenheimer International Growth Fund
AZL PIMCO Fundamental IndexPLUS Total Return Fund

AZL S&P 500 Index Fund
AZL Schroder Emerging Markets Equity
      Fund
AZL Schroder International Small Cap Fund
AZL Small Cap Stock Index Fund
AZL TargetPLUS Balanced Fund
AZL TargetPLUS Equity Fund
AZL TargetPLUS Moderate Fund
AZL TargetPLUS Growth Fund
AZL Turner Quantitative Small Cap Growth Fund
AZL Van Kampen Comstock Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Franchise Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen Mid Cap Growth Fund


Separate Accounts Utilizing the Funds
---------------------------------------
Allianz Life Variable Account A
Allianz Life Variable Account B


Contracts Funded by the Separate Accounts
------------------------------------------
Allianz Life Variable Account A:
Allianz LifeFund
ValueLife
Valuemark Life

Allianz Life Variable Account B:
Allianz Alterity
Allianz Connections
Allianz Custom Income
Allianz Elite
Allianz High Five
Allianz High Five Bonus
Allianz High Five L
Allianz Rewards
Allianz Valuemark II
Allianz Valuemark III
Allianz Valuemark IV
Allianz Valuemark Income Plus
Allianz Vision
USAllianz Charter
USAllianz Charter II
USAllianz Dimensions


                                                         Updated:  01/26/09